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                                                                      EXHIBIT 15

November 5, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated October 31, 2003 on our review of interim financial information of Baxter International Inc. (the "Company") as of and for the period ended September 30, 2003 included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812,
33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019,
333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420,
333-104421 and 333-105032), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505,
33-31388, 33-49820, 333-19025, 333-94889, 333-38564, 333-54014, 333-67772,
333-82988, 333-101122, 333-101779 and 333-106041) and on Form S-4 (Nos. 33-808,
33-15357, 33-53937, 333-21327, 333-47927, 333-36670, 333-84454 and 333-109329).

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois